Exhibit 99.1

VYYO ENTERS INTO A DEFINITIVE AGREEMENT FOR $25
MILLION OF FINANCING FROM GOLDMAN, SACHS & CO.

Accelerates rollout of technology to increase cable bandwidth to fiber-like performance

Accelerates rollout of technology that allows utility companies to offer wireless internet access to rural America

ATLANTA, GA (March 20, 2006) — Vyyo Inc. (NASDAQ:VYYO), a global supplier of broadband access equipment for cable and private wireless broadband network solutions, announced today a definitive agreement for $25 million equity and long term debt from Goldman, Sachs & Co

This funding will provide Vyyo with increased resources and flexibility as it scales its business in the U.S.  Vyyo’s proprietary technologies provide three solutions to the cable and utility industries:

•                  Vyyo’s spectrum overlay allows cable companies to substantially increase bandwidth to fiber-like performance, using existing infrastructure and at a fraction of the cost to build new fiber networks.

•                  Vyyo’s T1 solution allows cable companies to tap into the lucrative small and medium sized business and cellular backhaul segments, again using existing infrastructure and at minimal cost.

•                  Vyyo’s wireless technology allows utility companies to build expansive wireless networks that can be used to monitor operations and to deliver high-speed internet access to rural America.

“We regard Goldman Sachs’ investment as a strong endorsement of our vision, our groundbreaking technology and the market opportunities in the cable and utility industries,” said Davidi Gilo, Chairman and CEO of Vyyo.  “Vyyo’s technology is uniquely designed to allow cable system operators to meet the challenge of telco triple-play deployments head-on with dramatically increased bandwidth for new and faster residential and business services.  For utility companies, our technology greatly enhances their performance metrics and introduces new market possibilities.

“Goldman Sachs has a track record of identifying high-potential technology companies, and supporting them with strategic advice as they grow,” Mr. Gilo added.  “Its financial involvement combined with its counsel and expertise will help Vyyo achieve its strategic objectives in 2006 and beyond.”

Stewart Rauner and Jonathan Kalman of Katalyst LLC served as exclusive financial advisors to Vyyo with regard to the transaction.

About Vyyo Inc.
Vyyo provides cable and wireless broadband access solutions.  Our products are designed for use by cable television and telecommunication operators, wireless internet service providers (ISPs), utilities and enterprise.  Our cable solutions include cable system spectrum overlay solutions designed to expand cable operators’ typical HFC (hybrid-fiber coax) network capacity in the “last mile” by up to 2x in the downstream and up to 10x in the upstream, addressing bandwidth demand for T1 and other advanced services.  Our wireless broadband solutions enable utilities and other customers to operate private wireless networks for communications to their remote assets and customers.  Typical applications include high-speed internet services, SCADA (Supervisory Control And Data Acquisition), voice over internet protocol (VoIP) and telephony (T1/E1), all based on modified Data Over Cable System Interface Specification (DOCSIS®) technology.  For more information, please visit www.vyyo.com.

Safe Harbor Statement

Consummation of the transaction described above is subject to a number of customary closing conditions.  Statements made in this press release relating to the future, including those related to our use of the proceeds from such transaction in helping us achieve our strategic objectives  in 2006 and beyond and the opportunities created for our customers given our ability to provide spectrum overlay and wired and wireless T1 solutions and our ability to dramatically increase upstream and downstream bandwidth, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business and results of operations to differ materially from those expressed or implied by such forward-looking statements.  Risks that may cause these forward-looking statements to be inaccurate include among others:  our ability to close the transaction as contemplated or at all; whether we will be able to move from development stage to deployment and establish commercial relationships with cable system operators; whether we will be able to successfully produce our wireless systems and whether such systems will be adopted and deployed by utilities and other customers; the current limited visibility available in the telecommunications and broadband access equipment markets; the willingness and ability of operators to adopt our new technology and apply it in a manner that meets customer demands; our ability to produce and distribute our broadband wireless and spectrum overlay solutions in the quantities, and with the quality control, desired by the market; and other risks set forth in our annual report on Form 10-K for the year ended December 31, 2004, our quarterly reports on Form 10-Q and other reports filed by us with the Securities and Exchange Commission from time to time. We assume no duty to update these statements.

All trademarks mentioned herein are the property of their respective owners.

CableLabs and DOCSIS are trademarks of Cable Television Laboratories, Inc.

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE FINANCING DESCRIBED ABOVE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS  AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION. THIS ANNOUNCEMENT DOES NOT CONSTITUTE AND OFFER TO BUY ANY OF THE SECURITIES REFERENCED ABOVE. AS THE OFFERING IS FULLY SUBSCRIBED, NO ADDITIONAL OFFERS MAY BE ACCEPTED NOR WILL ADDITIONAL SECURITIES BE SOLD.

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PUBLIC RELATIONS:	INVESTOR RELATIONS
Robb Malin / Lex Suvanto	Walt Ungerer
The Abernathy MacGregor Group	VP, Corporate Communications
212.371.5999	Vyyo Inc.
ram@abmac.com / lex@abmac.com	678.488.0468
ir@vyyo.com

Paul Schneider
Paul Schneider Public Relations, Inc.
215.702.9784
pspr@att.net